EXHIBIT 5.1

                                                            Main (206) 447-0900
                                                             Fax (206) 447-0849
                                                                     25931-0002


                                January 14, 2005



The Board of Directors
F5 Networks, Inc.
501 Elliott Avenue West
Seattle, Washington 98119

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished to F5 Networks, Inc., a Washington corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 715,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), issuable by the Company under the MagniFire Acquisition Equity Incentive Plan and NonQualified Stock Option Agreement with Karl Triebes (collectively, the "Plans").

         We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Plans and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to the Plan. We have made such other factual inquiries as we deemed necessary to render this opinion.

         Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Plans has been duly authorized and, when issued pursuant to the Plans and any related agreements, the Shares will be validly issued, fully paid and non-assessable.

         We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

         We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

                                Very truly yours,


                                /s/ HELLER EHRMAN WHITE & McAULIFFE LLP